Exhibit 5.1

January 21, 2015

BioMarin Pharmaceutical Inc.

770 Lindaro Street

San Rafael, CA 94901

Re:	Registration Statement on Form S-3 (Filing No. 333-191604) of BioMarin Pharmaceutical Inc.

Ladies and Gentlemen:

We have acted as counsel to BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), in connection with the Company’s automatic shelf Registration Statement on Form S-3 (Registration No. 333-191604), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 7, 2013 (the “Registration Statement”) and which became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement provides for the offering, issuance and sale, from time to time, of the securities described in the Registration Statement.

This opinion letter updates and supplements our opinion letter dated October 7, 2013, filed as an exhibit to the Registration Statement. At your request, this opinion letter is being furnished to you for filing on a Current Report on Form 8-K of the Company to be filed on January 23, 2015 (the “January 23, 2015 Form 8-K”) and incorporation by reference as Exhibit 5.1 to the Registration Statement. All assumptions, limitations, qualifications and exceptions set forth in our opinion letter dated October 7, 2013, filed as an exhibit to the Registration Statement, are incorporated by reference into this opinion letter.

Pursuant to the terms of the Registration Statement, the Company is offering up to an aggregate of 9,775,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including up to 1,275,000 shares of Common Stock that may be sold to the Underwriters (as defined below) pursuant to an option to purchase additional shares of Common Stock if exercised by the Underwriters. The Shares are to be sold to the Underwriters pursuant to that certain Underwriting Agreement, dated January 21, 2015 (the “Underwriting Agreement”), by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), for sale to the public.

As such counsel and for purposes of our opinion set forth below, we have examined the proceedings taken by you in connection with the authorization, issuance and sale of the Shares. We have examined such documents and considered such questions of law as we have deemed necessary or appropriate.

In particular, we have examined copies of the following: (i) the amended and restated Certificate of Incorporation of the Company, as amended, as certified as of January 12, 2015 by the Secretary of State of the State of Delaware, (ii) the bylaws of the Company, as certified by the Secretary of the Company as of the date hereof, (iii) the Underwriting Agreement, (iv) the prospectus contained in the Registration Statement at the time it became effective (the “Base Prospectus”), (v) the preliminary prospectus supplement, dated January 21, 2015, relating to the offering of the Shares, in the form filed with the Commission under Rule 430B and Rule 424(b) promulgated under the Act (the “Preliminary Prospectus

BioMarin Pharmaceutical Inc.

January 21, 2015

Supplement”), and (vi) the final prospectus supplement, dated January 21, 2015, relating to the offering of the Shares, in the form filed with the Commission under Rule 430B and Rule 424(b) promulgated under the Act (the “Final Prospectus Supplement”). The Final Prospectus Supplement and the Base Prospectus are collectively referred to as the “Prospectus.”

We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. In addition, we have assumed that the choice of law governing the Underwriting Agreement is legally enforceable.

As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon the representations of each party made in the Underwriting Agreement and the other documents and certificates delivered in connection therewith, certificates or comparable documents of officers and representatives of the Company and certificates and records of public officials.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions contained herein, we are of the opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following additional qualifications, assumptions and exceptions: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

Without limiting any of the other limitations, exceptions and qualifications stated or incorporated herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the internal laws of the State of New York (excluding the blue sky or state securities laws thereof) and the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof.

This opinion letter deals only with the specific legal matters expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person or entity with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

BioMarin Pharmaceutical Inc.

January 21, 2015

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the January 23, 2015 Form 8-K, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP